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                   EXHIBIT 23.1   CONSENT OF ERNST & YOUNG LLP








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                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Richmond County Savings Bank 401(k) Savings Plan in RSI Retirement Trust and to the incorporation by reference therein of our reports dated August 22, 1997 (with respect to the consolidated financial statements of Richmond County Savings Bank as of June 30, 1997 and 1996 and for each of the years in the three year period ended June 30,
1997) and dated July 14, 1997 (with respect to the financial statements of Richmond County Savings Bank 401(k) Savings Plan in RSI Retirement Trust as of and for the years ended December 31, 1996 and 1995), included in the Prospectus and Prospectus Supplement, respectively, of Richmond County Financial Corp., filed with the Securities and Exchange Commission.




                                                  /s/ Ernst & Young LLP


                                                  New York, New York
                                                  March 19, 1998